UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2016

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On May 24, 2016, TransDigm Group Incorporated (NYSE: TDG) announced that it has entered into a definitive agreement to purchase ILC Holdings, Inc., the parent company of Data Device Corporation (“DDC”), from Behrman Capital for approximately $1.0 billion in cash. TransDigm expects to finance the acquisition primarily through a combination of cash on hand, existing availability under our revolving credit facility and new debt. DDC is a leading supplier of databus and power controls and related products that are used primarily in military avionics, commercial aerospace and space applications. The acquisition, which is expected to close before the end of fiscal 2016, is subject to regulatory approvals and customary closing conditions.
A copy of the May 24, 2016 press release announcing the acquisition is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release dated May 24, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer

Date: May 24, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press Release of TransDigm Group Incorporated, dated May 24, 2016.